UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2006

TELZUIT MEDICAL TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its charter)

Commission file number 001-15034

Florida	01-0656115
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer identification no.)

5422 Carrier Drive, Suite 306 Orlando, Florida	32819
(Address of principal executive offices)	(Zip code)

(407) 354-1222

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

Previous Independent Registered Public Accounting Firm

On July 6, 2006, Telzuit Medical Technologies, Inc. (the “Company”) informed Pender Newkirk & Company, CPAs (“Pender Newkirk”) of its dismissal as the Company’s independent registered public accounting firm. The decision to change the Company’s auditors was recommended by the Audit Committee and approved by the Board of Directors.

The reports of Pender Newkirk on the Company’s consolidated financial statements for the fiscal years ended December 31, 2003 and 2004, and the transition period from January 1, 2005 through June 30, 2005 (the “Audit Period”) did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. Pender Newkirk has not reported on the financial statements of the Company for the fiscal year ended June 30, 2006.

During the Audit Period, and through July 6, 2006, there were no disagreements with Pender Newkirk on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Pender Newkirk, would have caused it to make reference thereto in its report on the Company’s consolidated financial statements for such year.

Letter Requested from Former Accountant

The Company has provided Pender Newkirk with a copy of the foregoing disclosure and has requested, pursuant to the rules of the United States Securities and Exchange Commission (the “Commission”), that Pender Newkirk provide the Company with a letter addressed to the Commission stating whether Pender Newkirk agrees with the statements set forth above and, if not, stating the respects in which it does not agree. A copy of the letter from Pender Newkirk is attached as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

The following exhibits are filed with this Form 8-K:

(d)	Exhibits.
16.1	Letter from Pender Newkirk & Company, CPAs to the U.S. Securities and Exchange Commission, dated July 10, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Telzuit Medical Technologies, Inc.
(Registrant)

Date: July 11, 2006	By:	/s/ Warren Stowell
Warren D. Stowell Chief Executive Officer and Chief Financial Officer